SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549




                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



                            March 15, 1996




                            IMC GLOBAL INC.
          (Exact name of registrant as specified in charter)




   Delaware                        1-9759             36-3492467
(State or other jurisdiction    (Commission         (IRS Employer
  of incorporation)              File Number)     Identification No.)

2100 Sanders Road, Northbrook, Illinois              60062
(Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code:  (847) 272-9200


Item 2.   Acquisition or Disposition of Assets.

   On March 1, 1996, The Vigoro Corporation (Vigoro) became a subsidiary of IMC Global Inc. (IMC) upon consummation of the merger (the Merger) contemplated by the Agreement and Plan of Merger dated as of November 13, 1995 (the Agreement). Under the terms of the Agreement, each share of Vigoro common stock outstanding immediately prior to the Merger was converted into the right to receive 1.6 shares of IMC common stock. As a result of the Merger, IMC is a leading supplier of crop nutrients serving the global agriculture industry and also has complementary retail distribution capabilities.

   The Merger was structured to qualify as a tax-free reorganization for income tax purposes and is being accounted for as a pooling of interests.

   The other information required by this item has been previously reported by IMC or Vigoro and is included or incorporated by reference in the Joint Proxy Statement/Prospectus (the Proxy Statement/Prospectus) which constitutes a part of IMC's Registration Statement on Form S-4 (Registration No. 333-00439).


Item 5.   Other Events.

   On February 28, 1996, IMC entered into an unsecured credit facility (the Credit Facility) with a group of banks. Under the terms of the Credit Facility, IMC and certain of its subsidiaries may borrow up to $450 million under a revolving credit facility which matures on March 1, 1999 and $50 million under a long-term credit facility which matures March 2, 2001. At March 1, 1996, IMC and its subsidiaries had borrowed $26 million under the revolving credit facility and $50 million under the long-term facility.

   Simultaneously with the execution of the Credit Facility, IMC and one of its subsidiaries refinanced unsecured term loans of Vigoro and one of its subsidiaries. The new $120 million unsecured term loans (the Term Loans) bear interest at rates between 7.37 percent and 7.43 percent and mature at various times between 2000 and 2005.

   The Credit Facility and Term Loans contain customary negative covenants and financial ratios and other tests which must be met with respect to interest coverage, tangible net worth and leverage.

   The preceding description of the Credit Facility and Term Loans does not purport to be complete and is qualified in its entirety by reference to the Credit Facility and Term Loans, conformed copies of which are attached hereto as Exhibits 10.65, 10.66 and 10.67, respectively, and incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

   (a) The Vigoro financial statements have been previously reported by Vigoro and are included or incorporated by reference in the Proxy
Statement/Prospectus.

   (b) It is not practical for IMC to provide at this time the pro forma financial statements to reflect the estimated impact of the Merger on the historical Consolidated Financial Statements of IMC at December 31, 1995 and for the six-month periods ended December 31, 1995 and 1994. Such pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K no later than May 15, 1996.

   The other pro forma financial statements required by this item have been previously reported by IMC and are included in the Proxy Statement/Prospectus.


   (c)    Exhibits.

      No.                  Description

   3.4    By-Laws, amended as of March 4, 1996, and as currently in effect

   10.65 Credit Agreement, dated as of February 28, 1996, among IMC Global Inc., IMC Global Operations Inc., International Minerals & Chemical (Canada) Global Limited, Kalium Canada Ltd., Central Canada Potash, Inc. and the Banks Listed Therein

   10.66 Second Amended and Restated Note Purchase Agreement, dated as of February 28, 1996, to the Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 22, 1994, among IMC Global Inc., The Vigoro Corporation and The Prudential Insurance Company of America

   10.67 Second Amended and Restated Note Purchase Agreement, dated as of February 28, 1996, to the Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 22, 1994, between Kalium Canada, Ltd. and The Prudential Insurance Company of America




                        * * * * * * * * * * * * * * * *


                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IMC GLOBAL INC.

                                   BRIAN J. SMITH
                                   Brian J. Smith
                                   Executive Vice President
                                   and Chief Financial Officer

Date:  March 15, 1996